PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Second Quarter 2023 Business Update

Confirmed historic space-based 4G LTE cellular broadband capabilities alongside AT&T, Vodafone and Nokia; and completed comprehensive interim financing package

MIDLAND, TX, August 14, 2023 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by standard mobile phones, is providing its business update for the second quarter ended June 30, 2023.

“AST SpaceMobile continues to make history. This quarter we achieved space-based 4G LTE cellular broadband capabilities to everyday smartphones, reaching speeds above 10 Mbps during BlueWalker 3 testing alongside AT&T, Vodafone and Nokia”, said Abel Avellan, Chairman and Chief Executive Officer of AST SpaceMobile. “We are now laser-focused on the manufacturing of our BlueBird satellites. The first five satellites are fully-funded with a planned launch in Q1 2024 as we target to offer initial commercial service in 2024.”

“On the back of the progress of our company technically, commercially and industrially, we have received multiple indications of interest for strategic investments with both equity-linked and non-dilutive commercial payments,” said Scott Wisniewski, Chief Strategy Officer of AST SpaceMobile. “Proceeds from this prospective capital raise are intended to fund the manufacturing and launch of additional BlueBird satellites launches beyond our first five commercial satellites.”

“We are happy to announce the completion of a comprehensive financing package providing us up to $179 million of cash and liquidity”, said Sean Wallace, Chief Financial Officer of AST SpaceMobile. “This financing package is comprised of an up to $100 million Senior Secured Credit Facility and a $15 million Equipment-Backed Loan completed today, in addition to a $57 million previously announced common stock offering in June 2023 and $7 million raised under the ATM program during the second quarter of 2023.”

Business Update

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History made, again, with space-based 4G LTE cellular broadband capabilities confirmed to everyday smartphones, reaching speeds above 10 Mbps during BlueWalker 3 testing alongside AT&T, Vodafone and Nokia
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Continued commercial and regulatory progress, with 40+ MOUs and agreements with mobile network operators globally that have ~2.4 billion subscribers
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Block 1 BlueBird program is fully-funded, with manufacturing underway and ramping ahead of the planned launch in Q1 2024 of our first five commercial satellites

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Raised cash and liquidity of up to $179 million, with a comprehensive financing package of non-dilutive debt and equity designed to support strategic investment process
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Up to $100 million Senior Secured Credit Facility with an initial gross draw of $48.5 million
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$15 million Equipment-Backed Loan
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$57 million of previously announced common stock offering in June 2023
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$7 million raised under the ATM program during the second quarter of 2023
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Received multiple indications of interest for strategic investment, including both equity-linked investments and non-dilutive commercial payments

Second Quarter 2023 Financial Highlights

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As of June 30, 2023, we had cash, cash equivalents, and restricted cash of $191.5 million. After June 30, 2023, added incremental cash and liquidity of up to $115 million from an up to $100 million Senior Secured Credit Facility with an initial gross draw of $48.5 million and a $15 million Equipment-Backed Loan.
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Total Adjusted operating expenses for the second quarter of 2023 were $38.4 million, a decrease of $1.9 million as compared to $40.3 million in the first quarter of 2023, due to a $5.5 million decrease in research and development costs offset by a $3.3 million increase in Adjusted engineering services costs and a $0.3 million increase in Adjusted general and administrative costs.(1)
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As of June 30, 2023, we have incurred approximately $194.1 million of gross capitalized property and equipment costs and accumulated depreciation and amortization of $22.5 million. The capitalized costs include costs of our BlueWalker 3 satellite, assembly and integration facilities including assembly and test equipment, satellite materials, advance launch payments and ground antennas.

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, August 14, 2023. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and results of the BW3 satellite tests, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023.

The ongoing testing of the BW3 satellite may not be completed due to a variety of factors, which could include loss of satellite connectivity, destruction of the satellite, or other communication failures, and even if completed, the BW3 testing may indicate adjustments that are needed or modifications that must be made, any of which could result in additional costs, which could be material, and delays in commercializing our service. If there are delays or issues with additional testing, it may become more costly to raise capital, if we are able to do so at all.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison+Partners

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com

Second Quarter Financial Results

AST SPACEMOBILE, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$190,835	$238,588
Restricted cash	636	668
Prepaid expenses	7,127	4,100
Other current assets	22,976	24,954
Total current assets	221,574	268,310

Property and equipment:
Property and equipment	194,145	152,968
Less: Accumulated depreciation	(22,508)	(6,979)
Total property and equipment, net	171,637	145,989

Other non-current assets:
Operating lease right-of-use assets, net	13,486	7,671
Other non-current assets	1,770	16,402
Total other non-current assets	15,256	24,073

TOTAL ASSETS	$408,467	$438,372

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	5,108	13,929
Accrued expenses and other current liabilities	24,256	13,145
Current operating lease liabilities	1,305	722
Total current liabilities	30,669	27,796

Warrant liabilities	24,973	38,946
Non-current operating lease liabilities	12,314	7,046
Long-term debt	4,634	4,758
Total liabilities	72,590	78,546

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 89,404,419 and 71,819,926 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	9	7
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 50,041,757 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	5	5
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	8	8
Additional paid-in capital	282,869	235,384
Accumulated other comprehensive income (loss)	158	229
Accumulated deficit	(136,827)	(102,101)
Noncontrolling interest	189,655	226,294
Total stockholders' equity	335,877	359,826

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$408,467	$438,372

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Revenues	$-	$7,264	$-	$9,658

Cost of sales (exclusive of items shown separately below)	-	2,202	-	4,189

Gross profit	-	5,062	-	5,469

Operating expenses:
Engineering services costs	22,813	11,999	39,296	23,716
General and administrative costs	10,221	13,075	20,078	24,718
Research and development costs	10,921	9,145	27,302	17,426
Depreciation and amortization	14,115	1,185	15,848	2,285
Total operating expenses	58,070	35,404	102,524	68,145

Other income (expense):
Gain on remeasurement of warrant liabilities	6,475	23,049	13,973	17,567
Other income (expense), net	1,217	(679)	(6,927)	(664)
Total other income (expense), net	7,692	22,370	7,046	16,903

Loss before income tax benefit (expense)	(50,378)	(7,972)	(95,478)	(45,773)
Income tax benefit (expense)	789	(96)	673	(198)
Net loss before allocation to noncontrolling interest	(49,589)	(8,068)	(94,805)	(45,971)

Net loss attributable to noncontrolling interest	(31,181)	(5,144)	(60,079)	(32,326)
Net loss attributable to common stockholders	$(18,408)	$(2,924)	$(34,726)	$(13,645)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.24)	$(0.06)	$(0.47)	$(0.26)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	75,640,650	51,868,658	73,753,412	51,814,888

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Net loss before allocation to noncontrolling interest	$(49,589)	$(8,068)	$(94,805)	$(45,971)
Other comprehensive loss
Foreign currency translation adjustments	(40)	(166)	(168)	(598)
Total other comprehensive loss	(40)	(166)	(168)	(598)
Total comprehensive loss before allocation to noncontrolling interest	(49,629)	(8,234)	(94,973)	(46,569)
Comprehensive loss attributable to noncontrolling interest	(31,196)	(5,289)	(60,176)	(32,831)
Comprehensive loss attributable to common stockholders	$(18,433)	$(2,945)	$(34,797)	$(13,738)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Six Months Ended June 30,
	2023	2022

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(94,805)	$(45,971)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	15,848	2,285
Gain on remeasurement of warrant liabilities	(13,973)	(17,567)
Non-cash lease expense	378	267
Stock-based compensation	8,006	4,695
Issuance of common stock for commitment shares	-	190
Changes in operating assets and liabilities:
Accounts receivable	-	(1,613)
Prepaid expenses and other current assets	(15,547)	(16,332)
Inventory	-	(2,313)
Accounts payable and accrued expenses	(4,112)	2,838
Operating lease liabilities	(343)	(261)
Deferred revenue	-	1,393
Other assets and liabilities	16,559	(16,116)
Net cash used in operating activities	(87,989)	(88,505)

Cash flows from investing activities:
Purchase of property and equipment	(22,972)	(33,600)
Net cash used in investing activities	(22,972)	(33,600)

Cash flows from financing activities:
Issuance of equity under employee stock plan	180	-
Proceeds from issuance of common stock, net of issuance costs	63,567	-
Proceeds from warrant exercises	-	33
(Repayments of) proceeds from debt	(120)	230
Net cash provided by financing activities	63,627	263

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(451)	(324)

Net (decrease) increase in cash, cash equivalents and restricted cash	(47,785)	(122,166)
Cash, cash equivalents and restricted cash, beginning of period	239,256	324,537
Cash, cash equivalents and restricted cash, end of period	$191,471	$202,371

Supplemental disclosure of cash flow information:
Non-cash transactions:
Purchases of property and equipment in accounts payable and accrued expenses	$852	$1,718
Right-of-use assets obtained in exchange for operating lease liabilities	6,510	272

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended June 30, 2023
	GAAP Reported	Stock-Based Compensation Expense	Adjusted

Engineering services costs	$22,813	$(4,458)	$18,355
General and administrative costs	10,221	(1,074)	9,147
Research and development costs	10,921	-	10,921
Depreciation and amortization	14,115	-	14,115
Total operating expenses	$58,070	$(5,532)	$52,538
Less: Depreciation and amortization			(14,115)
Adjusted operating expenses			$38,423

	For the Three Months Ended March 31, 2023
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$16,483	$(1,392)	$15,091
General and administrative costs	9,857	(1,082)	8,775
Research and development costs	16,381	-	16,381
Depreciation and amortization	1,733	-	1,733
Total operating expenses	$44,454	$(2,474)	$41,980
Less: Depreciation and amortization			(1,733)
Adjusted operating expenses			$40,247

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense and define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.